Exhibit 5.1

Faegre Baker Daniels LLP 600 East 96th Street Suite 600 Indianapolis Indiana 46240-3789 Phone +1 317 569 9600 Fax +1 317 569 4800

September 8, 2015
hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Re: Registration Statement on Form S‑8
Ladies and Gentlemen:
We have acted as counsel to hhgregg, Inc., an Indiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), to the Registration Statement on Form S-8 (File No. 333-170904) (the “Registration Statement”), originally filed by hhgregg, Inc., a Delaware corporation (the “Predecessor Registrant”), registering up to 3,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) under the hhgregg, Inc. 2007 Equity Incentive Plan, as amended to date (the “Plan”).
The Company became the successor to the Predecessor Registrant on August 31, 2015 for purposes of Rule 414 under the Securities Act as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Company, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Company being the surviving corporation. The Merger became effective at 11:59 p.m. on August 31, 2015, at which time the separate corporate existence of the Predecessor Registrant ceased. In connection with the Merger, the Company assumed the Plan (including all outstanding Award Agreements as such term is defined in the Plan).
 For purposes of this opinion letter, we have examined the Plan, the Post-Effective Amendment, the Registration Statement, the Amended and Restated Articles of Incorporation, as currently in effect, and the Amended and Restated By-Laws, as currently in effect, of the Company, resolutions of the Company’s Board of Directors authorizing the Merger, the assumption of the Plan by the Company and the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal

hhgregg, Inc.	-2- September 8, 2015

capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the Company (including the Certificate) and have not independently verified the matters stated therein.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when the Post-Effective Amendment shall have become effective, the Shares have been issued in accordance with the Plan and, where applicable, the consideration for the Shares specified in the Plan has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.
We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the laws of the State of Indiana. We have assumed that the Plan will be enforced as written.
This opinion letter is solely for the use of the Company in connection with the Post-Effective Amendment. The opinions expressed are rendered as of the date first written above and are expressly limited to the matters set forth herein, and we render no opinion, whether by implication or otherwise, as to any other matters.
We hereby consent to the filing of this opinion letter as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.
Very Truly Yours,

FAEGRE BAKER DANIELS LLP

By:     /s/ Janelle Blankenship
    Janelle Blankenship, Partner